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                                                                Exhibit 99.11(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective No. 18 to the registration statement on Form N-1A (the "Registration Statement") of Landmark Funds II of our report dated February 4, 1997, relating to the financial statements and financial highlights of the Landmark Equity Fund and Landmark Small Cap Equity Fund, appearing in the December 31, 1996 Annual Report of Landmark Equity Fund and Landmark Small Cap Equity Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Counsel and Independent Auditors" in the Prospectus and under the headings "Auditors" and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
April 14, 1997